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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated January 21, 2001, except for Note 2, as to which the date is April 21, 2001, relating to the consolidated financial statements of ESS Technology, Inc. and to the financial statement schedule which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
August 30, 2001